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                                                                     EXHIBIT 3.1

                                                                  EXECUTION COPY
                                                                  --------------

                     JOINDER TO SLEEPMASTER HOLDINGS L.L.C.
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                  This JOINDER to the Sleepmaster Holdings L.L.C. Second Amended and Restated Limited Liability Company Operating Agreement dated as of November 14, 1996 by and among Sleep Investor L.L.C., a Delaware limited liability company (the "Company"), and certain other securityholders of the Company (the "Agreement"), is made and entered into as of November 5, 1999 by and among the Company and the individuals listed on the signature page attached hereto (collectively "Holders" and each individually a "Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

                  WHEREAS, each Holder has acquired certain units of Class A Common (the "Holder Units"), and the Agreement and the Company require Holder, as a holder of such interests, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                  1. Agreement to be Bound. Each Holder hereby agrees that upon execution of this Joinder, he shall become a party to the Agreement and shall be fully bound by, and subject to and entitled to the benefits of, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Member for all purposes thereof. In addition, each Holder hereby agrees that all Holder Units held by Holder shall be deemed Membership Interests for all purposes of the Agreement.

                  2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holders and any subsequent holders of Membership Interests and the respective successors and assigns of each of them, so long as they hold any Membership Interests.

                  3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  4. GOVERNING LAW. THE LIMITED LIABILITY COMPANY LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SECURITYHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
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                  5. DESCRIPTIVE HEADINGS. The descriptive headings of this
Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Joinder as of the date first above written.

                              SLEEPMASTER HOLDINGS, L.L.C.


                              By: /s/ James P. Koscica
                                  __________________________
                              Name:
                              Title:

                              /s/ David W. Deye
                              ______________________________
                              David W. Deye

                              /s/ Stephen D. Lund
                              ______________________________
                              Stephen D. Lund